UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2010 (March 30, 2010)

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, Alcoa Inc. (“Alcoa”) and Saudi Arabian Mining Company (“Ma’aden”) entered into an Aluminium Project Framework Shareholders’ Agreement dated December 20, 2009 (the “JV Shareholders’ Agreement”) relating to the development, construction, ownership and operation of an integrated bauxite mine, alumina refinery, aluminum smelter, and rolling mill in the Kingdom of Saudi Arabia (the “Joint Venture”). On March 30, 2010, Alcoa and Ma’aden entered into a First Supplemental Agreement (the “Supplemental Agreement”) amending the JV Shareholders’ Agreement as follows:

•

The Joint Venture will be owned 74.9% by Ma’aden and 25.1% by Alcoa. Ma’aden and Alcoa will have put and call options, respectively, whereby Ma’aden can require Alcoa to purchase from Ma’aden, or Alcoa can require Ma’aden to sell to Alcoa, a 14.9% interest in the Joint Venture. These options may only be exercised in a six-month window that opens five years after the Commercial Production Date (as defined in the JV Shareholders’ Agreement) and, if exercised, must be exercised for the full 14.9% interest.

•

Alcoa will pay US$34 million (rather than US$55 million) to Ma’aden, representing Alcoa’s pro rata share of certain agreed upon pre-incorporation costs incurred by Ma’aden before formation of the Joint Venture. The payment is due on August 1, 2010.

•

The Alcoa affiliate that will hold Alcoa’s transferable interests in the smelting company and the rolling mill company will be wholly owned by Alcoa, and the Alcoa affiliate that will hold Alcoa’s transferable interests in the mining and refining company will be wholly owned 60% (or more) by Alcoa and 40% by Alumina Limited. Alcoa may not sell, transfer or otherwise dispose of or encumber or enter into any agreement in respect of the votes or other rights attached to its transferable interests in the Joint Venture without Ma’aden’s prior written consent, except that this provision will not restrict a significant strategic joint venture or similar transaction by Alcoa with a strategic partner (as defined in the Supplemental Agreement) that includes Alcoa’s transferable interests in the Joint Venture in accordance with the conditions set forth in the Supplemental Agreement.

•

At any time before the put or call options described above are exercised, upon 60 days’ prior notice to Alcoa, Ma’aden may sell, transfer or assign up to 14.9% of its transferable interests in the Joint Venture to one or more Saudi public companies or public funds.

In connection with their execution of the Supplemental Agreement, Ma’aden and Alcoa reaffirmed to the Ministry of Petroleum and Mineral Resources of the Kingdom of Saudi Arabia (the “Ministry”) their commitments to comply with the Ministry’s requirements and gave an undertaking to the Ministry not to sell, assign or otherwise transfer their rights or interests in the Joint Venture companies before five years after the Commercial Production Date.

In addition, as previously disclosed, Alcoa and Aluminum Financing Limited (the “Financier”) entered into a binding Closing Memorandum dated December 20, 2009 (the “Closing Memorandum”) setting forth the terms of their planned establishment, formation and financing of several special purpose vehicles (the “SPVs”) that would invest in the Joint Venture with Ma’aden, and Alcoa and Abdullah Abunayyan Trading Corp. (the “Guarantor”) each provided a Parent Guarantee, dated December 20, 2009, under which Alcoa guaranteed certain of its obligations under the Closing Memorandum and the Guarantor guaranteed certain of the obligations of the Financier under the Closing Memorandum (the “Guarantees”, and together with the Closing Memorandum, the “Relevant Agreements”). Concurrently with the execution of the Supplemental Agreement, on March 30, 2010, Alcoa, the Financier, and the Guarantor entered into a Purchase Agreement (the “Purchase Agreement”) providing that upon payment by Alcoa (and receipt by the Financier) of US$60 million, (i) Alcoa will acquire and the Financier will sell all of the Financier’s right, title and interest in and to the Financier’s participation in the SPVs and in the Joint Venture, (ii) all rights and obligations of Alcoa, the Financier and the Guarantor and their affiliates under the Relevant Agreements (including, without limitation, the agreed form note purchase agreements and the agreed form shareholders agreements in respect of each of the SPV companies, and all rights and obligations in respect of royalties and completion guarantees) will terminate, and (iii) Alcoa, the Financier and the Guarantor each irrevocably releases each of the other parties and their affiliates from any and all claims that it or its affiliates may have relating to or arising under the Relevant Agreements.

The foregoing descriptions of the Supplemental Agreement and the Purchase Agreement are qualified in their entirety by reference to the full text of the Supplemental Agreement and the Purchase Agreement, copies of which will be attached as exhibits to Alcoa’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

As a result of the changes in the ownership structure described above, Alcoa’s capital investment in the Joint Venture will be approximately $1.1 billion over a four-year period.

Item 1.02	Termination of a Material Definitive Agreement.

The information contained in Item 1.01 of this report regarding the termination of the Relevant Agreements pursuant to the Purchase Agreement is incorporated by reference into this Item 1.02.

Forward-Looking Statements

Certain statements in this report relate to future events and expectations, and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “estimates,” “expects,” “forecasts,” “should,” “will” or similar expressions. All statements, other than those of historical fact, that reflect Alcoa’s assumptions or projections about the future, including statements about expected capital investments or costs related to the Joint Venture, constitute forward-looking statements. Forward-looking statements by their nature involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Alcoa or the Joint Venture to be different from those expressed or implied in the forward-looking statements. Alcoa disclaims any intention or obligation, other than as required by applicable law, to update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect current estimates, projections and expectations. Important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the control of Alcoa and Ma’aden, include: (1) the risks associated with international joint ventures of this nature; (2) the impact of economic and aluminum industry conditions generally, including global supply and demand conditions and fluctuations in London Metal Exchange-based prices for primary aluminum, alumina and other products; (3) the risks associated with large infrastructure construction projects; (4) adverse changes in the financial markets affecting the ability of the Joint Venture to implement its financing plans; (5) the impact of legislative or regulatory requirements applicable to the transaction, or changes in such requirements, including changes in trade, tax, monetary and fiscal policies and laws; (6) the impact of changes in accounting standards, rules or interpretations; and (7) the impact of changes in foreign currency exchange rates, competitive factors or political conditions and risks in the U.S., the Kingdom of Saudi Arabia or other countries relevant to the Joint Venture and the parties. For a discussion of additional risks and uncertainties that may affect the future results of Alcoa, please see Alcoa’s Form 10-K for the year ended December 31, 2009 and other reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/S/ NICHOLAS J. DEROMA
Name:	Nicholas J. DeRoma
Title:	Executive Vice President, Chief Legal and Compliance Officer

Date: April 5, 2010

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